SCHEDULE A

TO THE JPMORGAN TRUST IV DECLARATION OF TRUST

SERIES AND CLASSES

As of November 17, 2021

Series	Classes

JPMorgan Core Focus SMA Fund	No Class Designation

JPMorgan Equity Premium Income Fund	A, C, I, R5, R6

JPMorgan Emerging Markets Research Enhanced Equity Fund	I, R6

JPMorgan Hedged Equity 2 Fund	A, C, I, R5, R6

JPMorgan Hedged Equity 3 Fund	A, C, I, R5, R6

JPMorgan Institutional Tax Free Money Market Fund	Capital, Institutional, Agency, IM

JPMorgan International Hedged Equity Fund	A, C, I, R5, R6

JPMorgan Macro Opportunities Fund	A, C, I, R6

JPMorgan Municipal SMA Fund	No Class Designation

JPMorgan Preferred and Income Securities Fund	A, I, R6

JPMorgan Securities Lending Money Market Fund	Agency SL Class

JPMorgan SmartSpending 2015 Fund[1]	I, R2, R3, R4, R5, R6

JPMorgan SmartSpending 2020 Fund[2]	I, R2, R3, R4, R5, R6

JPMorgan Ultra-Short Municipal Fund	A, I

[1]	To be renamed JPMorgan SmartRetirement 2015 Fund on or about March 18, 2022.
[2]	To be liquidated on or about April 25, 2022.